Exhibit 4(n)-1

WPD HOLDINGS UK

and

BANKERS TRUST COMPANY,
as Trustee, Principal Paying Agent, and Transfer Agent

and

DEUTSCHE BANK LUXEMBOURG S.A.,
as Paying and Transfer Agent

INDENTURE

Dated as of March 16, 2001

Debt Securities

INDENTURE, dated as of March 16, 2001, among WPD HOLDINGS UK, a private unlimited liability company duly organized and existing under the laws of England and Wales (the "Company"), having its principal office at Avonbank, Feeder Road, Bristol BS2 0TB, England, BANKERS TRUST COMPANY, a New York banking corporation, as trustee, principal paying agent, and transfer agent (the "Trustee") and DEUTSCHE BANK LUXEMBOURG, S.A., a company organized under the laws of Luxembourg, as paying and transfer agent (the "Paying Agent").

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of certain of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION/p>

SECTION 101.   Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)    the terms defined in this Article have the respective meanings assigned to them in this Article and include the plural as well as the singular;

(ii)    all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(iii)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise herein expressly provided, the term "generally accepted accounting principles," with respect to any computation required or permitted hereunder, shall mean such accounting principles as are generally accepted in the [United Kingdom] at the date of such computation; and

(iv)    the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article VI, are defined in that Article.

"Act," when used with respect to any Holder, has the meaning specified in Section 104.

"Additional Amounts" has the meaning specified in Section 1009.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Authenticating Agent" means any Person authorized to authenticate and deliver Securities on behalf of the Trustee pursuant to Section 614.

"Bearer Security" means any Security that is payable to the bearer.

"Board of Directors" means either the board of directors of the Company or any duly authorized committee of that Board of Directors.

"Board Resolution" means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

"Book-Entry Depositary" means, with respect to the Securities of any series issuable or issued, in whole or in part, in the form of one or more Global Securities, the Person designated as Book-Entry Depositary by the Company pursuant to Section 301, and, if so provided pursuant to Section 301 with respect to the Securities of a series, any successor to such Person. If at any time there is more than one such Person, "Book-Entry Depositary" shall mean, with respect to any series of Securities, the qualifying entity which has been appointed with respect to the Securities of that series.

"Book-Entry Interest" means a certificateless depositary interest to be issued by the Book-Entry Depositary to DTC.

"Business Day," when used with respect to the Place of Payment of the Securities of any series, means each day that is not a Saturday, a Sunday or a day on which banking institutions in any Place of Payment for the Securities of that series are authorized or obligated by law to remain closed.

"Clearstream" means Clearstream Banking, société anonyme, or its successor.

"Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the U.S. Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

"Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

"Company Request" or "Company Order" means a written request or order signed in the name of the Company by any Director and any other Director, or the Treasurer, Secretary, any Assistant Treasurer or Assistant Secretary, or any other officer so authorized, and delivered to the Trustee.

"Consolidated Net Tangible Assets" means the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatements or otherwise) appearing on a consolidated balance sheet of the Company, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount, and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the consolidated current liabilities of the Company appearing on such balance sheet.

"Corporate Trust Office" means the principal office of the Trustee in The City of New York, at which at any particular time its corporate trust business shall be administered, which at the date hereof is Four Albany Street, New York, New York, 10006, Attention: Manager, Project Finance, or at any other time at such address as the Trustee may designate from time to time by written notice to the Company at its principal office at Avonbank, Feeder Road, Bristol BS2 0TB, England.

"Corporation" includes corporations, associations, companies, and business trusts.

"Debt" has the meaning specified in Section 1004.

"Default," for purposes of Section 601 of this Indenture, means an "Event of Default" as specified in Section 501 hereof, and for purposes of Section 310(b) of the Trust Indenture Act, "default" means an "Event of Default" as specified in Section 501 hereof, but exclusive of any period of grace or requirement of notice.

"Defaulted Interest" has the meaning specified in Section 308.

"Deposit Agreement" means the deposit agreement among the Company, the Book-Entry Depositary, and the holders and beneficial owners from time to time of interests in the Book-Entry Interest.

"Director" means any member of the Board of Directors.

"Discharged" means, with respect to the Securities of any series, the discharge of the entire indebtedness represented by, and obligations of the Company under, the Securities of such series and the satisfaction of all the obligations of the Company under the Indenture relating to the Securities of such series, except the rights of Holders of the Securities of such series to receive, from the trust fund described in Section 403 hereof, payment of the principal of and interest and premium, if any, on the Securities of such series when such payments are due, the Company's obligations with respect to the Securities of such series with respect to registration, transfer, exchange, and maintenance of a Place of Payment, and the rights, powers, trusts, duties, protections, and immunities of the Trustee under this Indenture.

"Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debt.

"DTC" means The Depository Trust Company or its successors.

"Euroclear" means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System.

"Event of Default" has the meaning specified in Section 501.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Global Security" means a Registered or Bearer Security evidencing all or part of a series of Securities, issued to the Book-Entry Depositary for such series or its nominee.

"Holder" means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Global Bearer Security, the Book-Entry Depositary therefor.

"Indenture" means this instrument as originally executed or as it may, from time to time, be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 301.

"Indirect Participant" means a Person that holds an interest in a Book-Entry Interest through a Person that has an account with DTC.

"Interest," when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.

"Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

"Letter of Representations" means, with respect to the Securities of any series, the representation from the Company and the Trustee to DTC with respect to the Securities of that series.

"Lien" means any mortgage, lien, pledge, security interest or other encumbrance; provided, however, that the term "Lien" shall not mean any easements, rights-of-way, restrictions, and other similar encumbrances, and encumbrances consisting of zoning restrictions, leases, subleases, licenses, sublicenses, restrictions on the use of property or defects in title thereto.

"Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

"Officers' Certificate" means a certificate signed by any Director and any other Director, or the Treasurer, Secretary, any Assistant Treasurer or Assistant Secretary, or any other officer so authorized, and delivered to the Trustee.

"Opinion of Counsel" means a written opinion of counsel, who, unless otherwise required by the Trust Indenture Act, may be an employee of or regular counsel for the Company, or may be other counsel reasonably acceptable to the Trustee.

"Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

"Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)    Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)    Securities, or portions thereof, for whose payment or redemption money or U.S. Governmental Obligations in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)    Securities that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, and (b) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned as described in (b) above which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

"Participant" means a Person that has an account with DTC.

"Paying Agent" means Deutsche Bank Luxembourg S.A. and any other Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company hereunder, including, without limitation, the Principal Paying Agent.

"Permanent Global Security" means a Global Security that is, at the time of the initial issuance of the related series of Securities, issued in permanent form.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Place of Payment," when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable as specified in or as contemplated by Section 301.

"Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purpose of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

"Principal Paying Agent" means Bankers Trust Company until a successor Principal Paying Agent shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, "Principal Paying Agent" shall mean such successor Principal Paying Agent.

"Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

"Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, exclusive of accrued and unpaid interest.

"Registered Security" means any Security that is payable to a registered owner or registered assigns thereof as registered in the Security Register.

"Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

"Relevant Date" for any payment made with respect to the Securities of any series means whichever is the later of the date on which the relevant payment first becomes due and if the full amount payable has not been received in The City of New York by the Book-Entry Depositary or the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders in accordance with this Indenture.

"Resale Restriction Termination Date" means the date which is two years after the later of the date such Securities are originally issued by the Company or the last date on which the Company or any Affiliate of the Company was the owner of such Security.

"Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office, including any vice president, managing director, the secretary, the treasurer, assistant vice president, assistant secretary, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers with responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

"Restricted Period " with respect to any Regulation S Security, shall mean the first 40 days following the date on which such Securities are originally issued by the Company.

"Securities" has the meaning stated in the first recital of this Indenture and, more particularly, means any Securities authenticated and delivered under this Indenture.

"Securities Act" means the Securities Act of 1933, as amended.

"Security Register" and "Security Registrar" have the respective meanings specified in Section 306.

"Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 308.

"Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

"Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company.

"Transfer Agent" means any Person authorized by the Company to effectuate the exchange or transfer of any Security on behalf of the Company hereunder.

"Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person that is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

"Trust Indenture Act" means the Trust Indenture Act of 1939, as in force at the date as of which this instrument was executed, except as provided in Section 905.

"United Kingdom" means the United Kingdom of Great Britain and Northern Ireland, its territories, its possessions, and other areas subject to its jurisdiction.

"United Kingdom Taxes" has the meaning specified in Section 1009.

"United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions, and other areas subject to its jurisdiction.

"U.S. Government Obligations" means direct obligations of the United States for the payment of which the full faith and credit of the United States of America is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed by the United States, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of a holder or a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

"Voting Stock" of any corporation means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

SECTION 102.   Compliance Certificates and Opinions

Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)    a statement that, in the opinion of each such individual, or such firm he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)    a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

SECTION 103.   Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer or Director of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer or Director knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers or Director or Directors of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.   Acts of Holders

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

Without limiting the generality of the foregoing, unless otherwise established in or pursuant to a Board Resolution or set forth or determined in an Officers' Certificate, or established in one or more indentures supplemental hereto, pursuant to Section 301, a Holder, including a Book-Entry Depositary that is a Holder of a Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Book-Entry Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Book-Entry Depositary's standing instructions and customary practices.

(b)    The fact and date of the execution by any Person of any such instrument, writing or proxy may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument, writing or proxy acknowledged to him the execution thereof.

Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument, writing or proxy, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)    The ownership of Registered Securities shall be proved by the Security Register.

(d)    Any Request, demand, authorization, direction, notice, consent, waiver or other Act of the Holders of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(e)    The principal or face amount and serial numbers of Bearer Securities of any series held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed by the Book-Entry Depositary for such Bearer Securities.

(f)    If the Company shall solicit from the Holders of Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by Board Resolution, fix in advance a record date for purposes of determining the identity of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company's discretion. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Securities of such series Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Securities of such series Outstanding shall be computed as of such record date.

With regard to any record date set pursuant to this subsection, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to take relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents), and for which a record date is set pursuant to this subsection, the Company may, at its option, set an expiration date after which no such action purported to be taken by any Holder shall be effective hereunder unless taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents).

On or prior to any expiration date set pursuant to this subsection, the Company may, on one or more occasions at its option, extend such expiration date to any later date. Nothing in this subsection shall prevent any Holder (or any duly appointed agent thereof) from taking, at any time, any action contrary to or different from, any action previously taken, or purported to have been taken, hereunder by such Holder, in which event the Company may set a record date in respect thereof pursuant to this subsection. Notwithstanding the foregoing or the Trust Indenture Act, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any action to be taken by Holders pursuant to Sections 501, 502 or 512.

Upon receipt by the Trustee of written notice of any default described in Section 501, any declaration of acceleration, of any rescission and annulment of any such declaration, pursuant to Section 502, or of any direction in accordance with Section 512, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of outstanding Securities of the series entitled to join in such notice, declaration, rescission and annulment, or direction, as the case may be, which record date shall be the close of business on the day the Trustee receives such notice, declaration, rescission and annulment, or direction, as the case may be. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agent), and only such Persons, shall be entitled to join in such notice, declaration, rescission and annulment, or direction, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration, rescission and annulment, or direction, as the case may be, shall have become effective by virtue of Holders of the requisite principal amount of outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such notice of default, declaration, rescission and annulment, or direction given or made by the Holders, as the case may be, shall automatically and without any action by any Person be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice of default, a declaration of acceleration, a rescission and annulment of a declaration of acceleration, or a direction in accordance with Section 512, contrary to or different from, or, after the expiration of such period, identical to, a previously given notice, declaration, rescission and annulment, or direction, as the case may be, that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.

SECTION 105.   Notices, Etc., to the Trustee and the Company

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i)    the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

(ii)    the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.   Notice to Holders; Waiver

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, (i) in the case of a Holder of Registered Securities, at his address as it appears in the Security Register, and (ii) in the case of a Holder of Global Bearer Securities, at the address provided in or pursuant to the relevant Deposit Agreement of the relevant Book-Entry Depositary or Depositaries therefor, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

If, by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification as shall be made at the direction of the Company in a manner reasonably calculated, to the extent practicable under the circumstances, to provide prompt notice shall constitute a sufficient notification for every purpose hereunder.

Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 301, where this Indenture provides for notice to Holders of Bearer Securities of any event and the rules of any securities exchange on which such Bearer Securities are listed so require, such notice shall be sufficiently given to Holders of such Bearer Securities if published in such newspaper or newspapers as may be specified in such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. Any such notice by publication shall be deemed to have been given on the date of the first such publication. In addition, notice to the Holder of any Global Bearer Security shall be given by mail in the manner provided above.

If by reason of any cause, it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107.   Conflict with Trust Indenture Act

If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision that is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 108.   Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.   Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.   Separability Clause

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.   Benefits of Indenture

Nothing in this Indenture or in the securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.   Governing Law

This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 113.   Legal Holidays

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest, if any, or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity, and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 114.   No Personal Liability of Directors, Officers, Employees & Stockholders

No Director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Indenture or the Securities or for any claim based on, or in respect of, or by reason of, such obligations on their creations. Each holder of a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

ARTICLE II

SECURITY FORMS

SECTION 201.   Forms Generally

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, a Board Resolution or one or more indentures supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Director or Directors executing such Securities, as evidenced by the Director's or Directors' execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an authorized Director or officer of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such securities.

The Trustee's certificates of authentication shall be in substantially the form set forth in this Article.

Securities of any series offered and sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act) (any such buyer, a "QIB") in the United States of America ("Rule 144A Securities") will be issued in the form of a permanent global bearer note, without interest coupons, substantially in the form set forth in Sections 202 and 203 (a "Rule 144A Global Security") duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Security may be represented by more than one certificate. The aggregate principal amount of the Rule 144A Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as hereinafter provided.

Securities of any series offered and sold outside the United States of America ("Regulation S Securities") in reliance on Regulation S shall be issued in the form of a temporary global bearer note, without interest coupons, substantially in the form set forth in Sections 202 and 203 (a "Regulation S Temporary Global Security"). Beneficial interests in a Regulation S Temporary Global Security will be exchangeable for beneficial interests in a single permanent global bearer security (the "Regulation S Permanent Global Security," together with the Regulation S Temporary Global Security, the "Regulation S Global Security") on or after the expiration of the Restricted Period (the "Release Date") upon the receipt by the Trustee or its agent of a certificate certifying that the Holder of the beneficial interest in the Regulation S Temporary Global Security is a non-United States Person within the meaning of Regulation S (a "Regulation S Certificate"), substantially in the form set forth in Section 206. Upon receipt by the Trustee or Paying Agent of a Regulation S Certificate, with respect to the first such Regulation S Certificate, the Company shall execute and upon receipt of a Company Order for authentication, the Authenticating Agent shall authenticate and deliver to the Trustee or its agent, the applicable Regulation S Permanent Global Security, and (ii) with respect to the first and all subsequent Regulation S Certificates, the Trustee or its agent shall exchange on behalf of the applicable beneficial owners the portion of the applicable Regulation S Temporary Global Security covered by such Regulation S Certificates for a comparable portion of the applicable Regulation S Permanent Global Security. Upon any exchange of a portion of a Regulation S Temporary Global Security for a comparable portion of a Regulation S Permanent Global Security, the Trustee or its agent shall endorse on the schedules affixed to each of such Regulation S Global Security (or on continuations of such schedules affixed to each of such Regulation S Global Security and made parts thereof) appropriate notations evidencing the date of transfer and (x) with respect to the applicable Regulation S Temporary Global Security, a decrease in the principal amount thereof equal to the amount covered by the applicable certification and (y) with respect to the applicable Regulation S Permanent Global Security, an increase in the principal amount thereof equal to the principal amount of the decrease in the applicable Regulation S Temporary Global Security pursuant to clause (x) above. The Regulation S Global Security will be duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Security may be represented by more than one certificate. The aggregate principal amount of the Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as hereinafter provided.

The Rule 144A Global Security and the Regulation S Global Security are sometimes collectively herein referred to as the "Global Securities."

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Director or Directors executing such Securities, as evidenced by the Director's or Directors' execution of such Securities.

SECTION 202.   Form of Face of Security

[If the Security is to be a Rule 144A Global Security, insert X This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is [held by][registered in the name] of a Book-Entry Depositary or a nominee of a Book-Entry Depositary. This Security is exchangeable for securities [held by][registered in the name of] a person other than the Book-Entry Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Book-Entry Depositary to a nominee of the Book-Entry Depositary or by a nominee of the Book-Entry Depositary to the Book-Entry Depositary or another nominee of the Book-Entry Depositary) may be [made][registered], except in limited circumstances.

Unless this Global Security is presented by an authorized representative of the Book-Entry Depositary to the issuer or its agent for [registration of transfer], exchange or payment, and any definitive security is issued in the name or names as directed in writing by the Book-Entry Depositary, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the [bearer][registered owner] hereof, the Book-Entry Depositary, has an interest herein.]

[If the security is a Global Security, insert X

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN TO THE COMPANY, SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE UNITED STATES.]

[If the Security is a Regulation S Temporary Global Security, insert X

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE HEREINAFTER REFERRED TO.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.]

WPD HOLDINGS UK
[Title of the Security]

No. [____________]    $[____________]

WPD HOLDINGS UK, a company duly organized and existing under the laws of England and Wales (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay [the bearer upon surrender hereof] [name of registered owner or its registered assigns], the principal sum of [_______] Dollars on [_______], and to pay interest thereon from [_______], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on [_______] and [_______] of each year, commencing on [_______], at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to [the bearer on such Interest Payment Date,] [the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [_______] or [_______] (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date]. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to [the bearer on such Interest Payment Date] [the Person in whose name this Security (or one or more Predecessor Securities) is registered on such Regular Records Date] and may be paid to [the bearer at the time of payment of such Defaulted Interest] [the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date], or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

[If the Security is not to bear interest prior to maturity, insert - The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of [yield to maturity] % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of [yield to maturity]% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Payment of the principal of (and premium, if any) and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in [______________] in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts [If this Security is not a Global Security, insert -; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register] [If this Security is a Global Security, insert applicable manner of payment].

All payments of principal and interest (including payments of discount and premium, if any) in respect of this Security shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("United Kingdom Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction, the Company shall pay to the Holder such additional amounts (the "Additional Amounts") as will result in the payment to such Holder of the amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

(i)    to, or to a Person on behalf of, a Holder who is liable for such United Kingdom Taxes in respect of this Security by reason of such Holder having some connection with the United Kingdom (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the United Kingdom) other than the mere holding of this Security or the receipt of principal and interest (including payments of discount and premium, if any) in respect thereof;

(ii)    to, or to a Person on behalf of, a Holder who presents this Security (where presentation is required) for payment more than 30 days after the Relevant Date (as defined below), except to the extent that such Holder would have been entitled to such Additional Amounts on presenting this Security for payment on the last day of such period of 30 days;

(iii)    to, or to a Person on behalf of, a Holder who presents this Security (where presentation is required) in the United Kingdom; or

(iv)    to, or to a Person on behalf of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or similar claim for exemption to the relevant tax authority.

Such Additional Amounts will also not be payable where, had the beneficial owner of this Security (or any interest therein) been the Holder of the Security, he or she would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (i) through (iv) above. If the Company shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company will inform such holder promptly after making such determination setting forth the reason(s) therefor.

"Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Book-Entry Depositary or the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders in accordance with the Indenture.

[Insert any special notice provisions required by any stock exchanges upon which the Securities of a series are to be listed.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer or director duly authorized.

Date:

WPD HOLDINGS UK
By_____________________________
[Title]

SECTION 203.   Form of Reverse of Security

WPD HOLDINGS UK
[Title of the Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March [__], 2001 (herein called the "Indenture"), among the Company, Bankers Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture,) and Deutsche Bank Luxembourg S.A., as paying and transfer agent (herein called the "Paying Agent," which term includes any successor paying and transfer agent under the Indenture), [insert - particulars with respect to any indentures supplemental thereto pursuant to which the Securities of this series are being issued] to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Paying Agent, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Terms defined in the Indenture that are not defined herein are used with the meanings assigned to them in the Indenture. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $[___________].

[If applicable, insert X This Security is not subject to redemption prior to maturity.] [If applicable, insert X The Securities of this series are subject to redemption upon not less than 30 or more than 60 days' notice to the Holders of such Securities as provided in the Indenture. [If applicable, insert X (1) on [____________] in any year commencing with the year [____] and ending with the year [____] through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after ____________, 20__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

If redeemed [if applicable, insert X on or before [____________], [____]%, and if redeemed] during the 12-month period beginning [____________], of the years indicated:

Year                 Redemption Price                 Year                 Redemption Price

and thereafter at a Redemption Price equal to [____]% of the principal amount, together in the case of any such redemption [if applicable, insert X (whether through operation of the sinking fund or otherwise)] with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, all as provided in the Indenture.]

[If applicable, insert X The Securities of this series are subject to redemption upon not less than 30 or more than 60 days' notice to the Holders of such Securities, as provided in the Indenture (1) on [____________] in any year commencing with the year [____] and ending with the year [____] through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after [____________]], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:

If redeemed during the 12-month period beginning [_____________] of the years indicated:

Redemption Price for Redemption Through Operation of Sinking Fund	Year	Redemption Price For Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to b[__]% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, all as provided in the Indenture.]

[If applicable, insert X Notwithstanding the foregoing, the Company may not, prior to [_______________], redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than [___]% per annum.]

[The sinking fund for this series provides for the redemption on [_____________] in each year beginning with the year [____] and ending with the year [____] of [not less than] [____________] [("mandatory sinking fund") and, at the option of the Company, not more than [____________] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the order in which they become due.]]

[If applicable, insert X The Securities of this series will be redeemable in whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Securities of this series being redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus [____] basis points, plus, for (i) or (ii) above, whichever is applicable, accrued interest on the Securities of this series to the date of redemption.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.

        "Comparable Treasury Price" means, with respect to any Redemption Date (as defined below), (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the Reference Treasury Dealer Quotation (as defined below) for such Redemption Date.

        "Independent Investment Banker" means an independent investment banking institution of national standing in the U.S. appointed by the Company and reasonably acceptable to the Trustee.

        "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer (as defined below) and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date).

        "Reference Treasury Dealer" means a primary U.S. Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

        "Treasury Yield" means, with respect to any date on which the Securities are redeemed (each, a "Redemption Date") the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Notice of redemption shall be given in accordance neither less than 15 days nor more than 30 days prior to the date fixed for redemption.

If fewer than all the Securities of this series are to be redeemed, selection of Securities of this series for redemption will be made by the Trustee in any manner the Trustee deems fair and appropriate and that complies with applicable legal and securities exchange requirements.

Unless the Company defaults in payment of the redemption price, from and after the Redemption Date, the Securities of this series or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect to such Securities of this series except the right to receive the redemption price thereof.]

[If applicable, insert - In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued to the Holder hereof upon the cancellation hereof.]

The Indenture contains provisions for defeasance of (i) the entire indebtedness of this security and (ii) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. At any time after such declaration of acceleration with respect to Securities of this series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to Securities of this series have been cured or waived (other than the non-payment of principal of the Securities of this series which has become due solely by reason of such declaration of acceleration) then such declaration of acceleration and its consequences shall be automatically annulled and rescinded.

[If the Security is Issued with a Discount, insert - If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series (the "Acceleration Amount") may be declared due and payable in the manner and with the effect provided in the Indenture. In case of a declaration of acceleration on or before [______] in any year, the Acceleration Amount per $[_____] principal amount at Stated Maturity of the Securities shall be equal to the amount set forth in respect of such date below:

Date of declaration	Acceleration Amount per $[____] principal amount at Stated Maturity and in case of a declaration of acceleration on any other date, the Acceleration Amount shall be equal to the Acceleration Amount as of the immediately preceding date set forth in the table above, plus accrued original issue discount (computed in accordance with the method used for calculating the amount of original issue discount that accrues for U.S. Federal income tax purposes) from such next preceding date to the date of declaration at the yield to maturity. For the purpose of this computation, the yield to maturity is [___]%. Upon payment (i) of the Acceleration Amount so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

The Securities of this series are subject to redemption, in whole but not in part, upon not less than 15 nor more than 30 days' notice given as provided in the Indenture to the Holders of Securities of this series at a price equal to the outstanding principal amount thereof together with Additional Amounts, if any, and accrued interest, to the Redemption Date if:

(i)    the Company satisfies the Trustee prior to the giving of such notice that it has or will become obliged to pay Additional Amounts as a result of either (x) any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority or agency thereof or therein having power to tax or levy duties, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after the B [[date of issuance] or, if applicable, the date of the underwriting agreement with respect to the Securities of this series,] or (y) the issuance of definitive Registered Securities pursuant to any of clauses (i), (ii) or (iv) of the third following paragraph: and

(ii)    such obligation cannot be avoided by the Company taking reasonable measures available to it,

subject, as provided in the Indenture, to the delivery by the Company of an Officers' Certificate stating that the obligation referred to in clause (i) above cannot be avoided by the Company taking reasonable measures available to it.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the Indenture or any supplemental indenture or the rights and obligations of the Company and rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

[If this Security is a Global Security, insert X This Security shall be exchangeable, in whole but not in part, for Securities of this series registered in the names of Persons other than the Book-Entry Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (i) DTC notifies the Company and the Book-Entry Depositary that it is unwilling or unable to continue to hold the Book-Entry Interest or at any time it ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor is not appointed by the Company within 120 days, (ii) the Book-Entry Depositary for the securities of this series notifies the Company that it is unwilling or unable to continue as Book-Entry Depositary with respect to this Security and no successor is appointed within 120 days, (iii) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable, or (iv) there shall have occurred and be continuing an Event of Default with respect to the Securities of this series and the Holder, in such circumstance, acting upon instructions from owners of interests representing a majority of outstanding principal amount of the Book-Entry Interests relating to this Security shall have requested in writing that this Security be exchanged for one or more definitive Registered Securities. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Book-Entry Depositary for this Security shall direct.]

[If this Security is a Registered Security, insert X As provided in the Indenture and subject to certain limitations therein set forth, the transfer of [if this Security is a Registered Global Security, insert - a Security of the series of which this Security is a part] [If this Security is a Registered Security but not a Global Security, insert - this Security] is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Securities of the series of which this Security is a party and which are not Global Securities are issuable only in registered form without coupons in denominations of $[__________] and any integral multiple thereof. [If this Security is a Global Bearer Security, insert X The bearer of this Security shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.] As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

[If this Security is a Registered Security, insert X Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.]

When a successor assumes all the obligations of its predecessor under the Securities of this series and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities of this series and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

No stockholder, director, officer, employee, incorporator or Affiliate of the Company shall have any liability for any obligation of the Company under the Securities of this series or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of the Securities of this series, by accepting a Security of this series, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities of this series.

This Security shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication on this Security.

[Customary abbreviations may be used in the name of a Holder of a Registered Security of this series or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).]

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

     I or we assign and transfer this Security to

          (Print or type assignee's name, address and zip code)

               (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint him, her or it as agent to transfer this Security on the books of the Company. The agent may substitute another act for him, her or it.

___________________________________________________________________________

___________________________________________________________________________

    Date: _______________

    Your Signature: _______________________

    Signature Guarantee: _____________________________________
     (Signature must be guaranteed)

___________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Registrar in addition to or substitution for, STAMP), pursuant to S.E.C. Rule 17Ad-15.

[In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

    1  [_]        acquired for the undersigned's own account, without transfer;

    2  [_]        transferred to the Company;

3  [_]    transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933;

4  [_]    transferred pursuant to an effective registration statement under the Securities Act;

5  [_]    transferred pursuant to and in connection with Regulation S under the Securities Act of 1933; or

6  [_]    transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee may refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

_________________________________ Signature

Signature Guarantee:

________________________________________________________
(Signature must be guaranteed)

________________________________________________________
Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Security Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.]

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITIES

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Security Custodian

[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL 144A CERTIFICATES]

In connection with any transfer of this Security occurring prior to [____________], the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

[_]    (a)    this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

[_]    (b)    this Security is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Security and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section [307] of the Indenture shall have been satisfied.

Date: _____________________

______________________________________________ NOTICE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: ________________________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: _____________________	______________________________________________ NOTICE: To be executed by an executive officer.

SECTION 204.   Form of Trustee's Certificate of Authentication

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Date: [___________]

BANKERS TRUST COMPANY as Trustee By: ___________________________________ Authorized Signatory

SECTION 205.   Form of Trustee's Certificate of Authentication by an Authenticating Agent

If at any time there shall be an Authenticating Agent provided with respect to any series of Securities, then the Trustee's Certificate of Authentication by such Authenticating Agent to be borne by the Securities of each such series shall be substantially as follows:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Date: [___________]

BANKERS TRUST COMPANY as Trustee By: [NAME OF AUTHENTICATING AGENT] Authorized Signatory By: ___________________________________ Authorized Signatory

SECTION 206.   Form of Regulation S Certificate

[date on or after Release Date]

Bankers Trust Company, as Trustee

[Four Albany Street

New York, New York, 10006]

Attention: [Corporate Trust Agency Group - Public Utilities Group]

Re:	WPD Holdings UK
[Title of Security] (the "Notes")
[CUSIP No. ______] [ISIN No. _______]

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of March [___], 2001 (the "Indenture"), between the Company, Bankers Trust Company, as Trustee, and Deutsche Bank Luxembourg S.A., as Paying Agent. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture.

[For purposes of acquiring a beneficial interest in the Regulation S Permanent Global Security upon the expiration of the Restricted Period] [For purposes of receiving payments under the Regulation S Temporary Global Security], the undersigned holder of a beneficial interest in the Regulation S Temporary Global Security issued under the Indenture certifies that it is not a U.S. person as defined by Regulation S under the Securities Act of 1933, as amended.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.

Yours truly,
[Name of Holder]
By: ___________________________
Authorized Signatory

ARTICLE III

THE SECURITIES/p>

SECTION 301.   Amount Unlimited; Issuable in Series

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(i)    the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(ii)    any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 305, 306, 307 or 906, and except for any Securities that, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(iii)    the Person to whom any interest on a Security of the series shall be payable, if other than the bearer (in the case of a Global Bearer Security) or the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (in the case of a Registered Security);

(iv)    the date or dates on which the principal of the Securities of the series is payable;

(v)    the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, and the Regular Record Date for the interest payable on any Interest Payment Date;

(vi)    the place or places, if any, in addition to or in the place of the Corporate Trust Office, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable and (in the case of the Registered Securities) where such Securities may be registered or transferred;

(vii)    the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(viii)    the obligation, if any, of the Company to redeem, repay or repurchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed, repaid or repurchased, in whole or in part, pursuant to such obligation;

(ix)    if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(x)    if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(xi)    if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency in which payment of the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable;

(xii)    if the principal of (and premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(xiii)    if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(xiv)    any provisions permitted by this Indenture relating to Events of Default or covenants of the Company with respect to such series of Securities;

(xv)    if the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities, (i) whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series of like tenor and of authorized form and denomination and the circumstances under which any such changes may occur, if other than in the manner provided in Section 306, and (ii) the Book-Entry Depositary for such Global Security or Securities;

(xvi)    if the Company ever wishes to issue definitive Bearer Securities, then all provisions relating to or governing such Bearer Securities will be set forth in an indenture supplemental hereto; and

(xvii)    any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and set forth in the Officers' Certificate referred to above, or in any indenture supplemental hereto referred to above.

If any of the terms of the Securities of a series, including the form of Security of such series, are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary or other authorized officer or Director of the Company, and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such series of Securities.

SECTION 302.   Denominations

The Securities of each series shall be issuable in bearer form or in registered form without coupons, except as otherwise expressly provided in a supplemental indenture hereto, in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303.   Execution, Authentication, Delivery and Dating

Any Director, the Secretary or any other officer of the Company so authorized shall execute the Securities on behalf of the Company and need not be attested. Definitive Registered Securities of any series may have the Company's seal reproduced thereon and need not be attested. Such additional Director or officer, if any, as shall be specified pursuant to Section 301 shall execute the Securities of any series. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signature of any individual who was at any time the proper Director or officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form of terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating:

(i)    if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(ii)    if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(iii)    that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general principles of equity.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication, substantially in the form provided for herein, executed by the Trustee or an Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

In case the Company, pursuant to Article VIII, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an Indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

SECTION 304.   Transfer Agent and Paying Agent

For so long as the Securities are listed on the Luxembourg Stock Exchange and such stock exchange shall so require, the Company shall maintain a Paying Agent and Transfer Agent in Luxembourg.

The Company shall enter into an appropriate agency agreement with any Registrar, Transfer Agent or Paying Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such Person. The Company shall notify the Trustee of the name and address of any such Person. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607. The Company initially appoints the Trustee as Registrar, Transfer Agent and Principal Paying Agent in The City of New York and Deutsche Bank Luxembourg S.A. as Paying Agent and Transfer Agent in Luxembourg in connection with the Securities.

SECTION 305.   Temporary Securities

Pending the preparation of a permanent Global Security or definitive Securities of any series, the Company may execute, and upon Company Order the Trustee or the Authenticating Agent shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form, and with such appropriate insertions, omissions, substitutions and other variations as the Director(s) or officer(s) executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder except as provided in Section 306 in connection with a transfer, and except that a Person receiving definitive Bearer Securities shall bear the cost of insurance, postage, transportation, and the like. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange thereof a like principal amount of definitive Securities of the same series and of like tenor of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security for the individual Securities represented thereby pursuant to this Section 305 or Section 306, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount of such temporary Global Security, and such principal amount shall be reduced for all purposes by the amount so exchanged and endorsed.

SECTION 306.   Registration, Registration of Transfer and Exchange

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided. The Company may have one or more co-registrars and the term "Security Registrar" includes any co-registrar.

Upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

Furthermore, each Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.

At the option of the Holder, any Registered Security or Registered Securities of any series, other than a Global Security, may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and upon receipt of a Company Order the Trustee or the Authenticating Agent shall authenticate and deliver, the Registered Securities that the Holder making the exchange is entitled to receive. None of the Trustee, the Authenticating Agent or the Security Registrar may deliver Bearer Securities in exchange for Registered Securities.

All Securities issued upon any registration of transfer or exchange of Registered Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Registered Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

Upon the exchange in whole of a Global Security for the definitive Securities represented thereby, such Global Security shall be canceled by the Trustee or delivered to the Trustee for cancellation. Registered Securities issued in exchange for a Global Security or any portion thereof pursuant to this Section shall be registered in such names and in such authorized denominations as the Book-Entry Depositary for such Global Security shall instruct in writing the Trustee and the Security Registrar. The Trustee or the Security Registrar shall deliver such Registered Securities to the Persons in whose names such Registered Securities are so registered.

Interests in a Permanent Global Security may be exchanged for definitive Registered Securities of the same series only under the circumstances provided in this Indenture or in an indenture supplemental hereto pursuant to which Securities of that series are issued or in the Securities of that Series. In such event the Company will execute, and the Trustee or the Authenticating Agent, upon receipt of a Company Order for the authentication and delivery of definitive Registered Securities of such series, will authenticate and deliver such definitive Registered Securities. Any such definitive Registered Securities so issued shall be registered in the name of such Person or Persons as the Book-Entry Depositary shall instruct the Trustee and the Security Registrar in writing. Upon the exchange in whole of a Permanent Global Security for definitive Registered Securities in equal aggregate principal amount, such Permanent Global Security shall be delivered to the Trustee for cancellation. Interests in a Permanent Global Security may not be exchanged for definitive Bearer Securities. Notwithstanding the foregoing, interests in a Global Security may not be exchanged for definitive Registered Securities during the 16-day period immediately prior to and including each Interest Payment Date.

No service charge shall be made to the Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 305, 906 or 1107 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption under Section 1104 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to exchange any Bearer Security so selected for redemption, except that such a Bearer Security may be exchanged for a Registered Security of the series (but only if and under the circumstances for which the Securities of such series are issuable as Registered Securities); provided that such Registered Security shall be immediately surrendered for redemption with written instructions for payment consistent with the provisions of this Indenture.

The provisions of this Section 306 are, with respect to any Global Security, subject to Section 312 hereof.

SECTION 307.   Mutilated, Destroyed, Lost and Stolen Securities

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange thereof a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 307, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section 307 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section 307 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 308.   Payment of Interest; Interest Rights Reserved

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid in the case of a Bearer Security, to the bearer thereof, and in the case of a Registered Security, to the Person in whose name that Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Payment of interest, if any, in respect of any Registered Security will be made by check mailed to the address of the Person entitled thereto as such Person's address appears in the Security Register. Payment of interest, if any, in respect of any Registered Security may also be made, in the case of a Holder of at least U.S. $1,000,000 aggregate principal amount of Registered Securities, and payment of interest, if any, in respect of a Permanent Global Security shall be made, by wire transfer to a U.S. Dollar account maintained by the Holder with a bank in the United States; provided that such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Any interest on any Security of any series which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall, in the case of Registered Securities, forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (i) or (ii) below:

(i)    The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. Unless the Trustee is acting as the Security Registrar, promptly after such Special Record Date, the Company shall furnish the Trustee with a list, or shall make arrangements satisfactory to the Trustee with respect thereto, of the names and addresses of, and respective principal amounts of such Registered Securities held by, the Holders appearing on the Security Register at the close of business on such Special Record Date. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)    The Company may make payment of any Defaulted Interest on the Registered Securities of any series of any Permanent Global Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange.

Defaulted Interest on Global Bearer Securities shall be payable to the bearer thereof at the time of payment of such Defaulted Interest by the Company.

Subject to the foregoing provisions of this Section 308, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 309.   Persons Deemed Owners

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 308) interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All such payments so made to any such person, or upon such person's order, shall be valid, and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security.

The Company, the Trustee, and any agent of the Company or the Trustee may treat the Book-Entry Depositary for a Global Bearer Security as the absolute owner of such Bearer Security for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Global Bearer Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Book-Entry Depositary shall have any rights under this Indenture with respect to such Global Security, and such Book-Entry Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Book-Entry Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Book-Entry Depositary as holder of any Security.

SECTION 310.   Cancellation

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and the Trustee shall promptly cancel all Securities so delivered. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 310, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 311.   Computation of Interest

Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 312.   Global Securities

(a)    If the Company shall establish pursuant to Section 301 that the Securities of a particular series are to be issued in the form of a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 303, authenticate and deliver, a Global Security or Securities that (i) shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series, (ii) shall be in bearer form or, if in registered form, registered in the name of the Book-Entry Depositary or its nominee, (iii) shall be delivered by the Trustee to the Book-Entry Depositary or pursuant to the Book-Entry Depositary's instruction, and (iv) shall bear the legends set forth in Section 202, as applicable.

(b)    Participants in DTC shall have no rights under this Indenture with respect to any Global Securities held on their behalf by DTC, or the Trustee as its custodian, or the Book-Entry Depositary, or under the Global Security, and DTC, as the case may be, or the Book-Entry Depositary, may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)    Notwithstanding the provisions of Section 306, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 306, only to another nominee of the Book-Entry Depositary for such series, or to a successor Book-Entry Depositary for such series selected or approved by the Company or to a nominee of such successor Book-Entry Depositary. Interests of beneficial owners in Global Securities may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 313.

(d)    The circumstances, if any, under which the Global Security of a series may be exchanged for definitive Registered Securities of such series shall be as specified in an indenture supplemental hereto pursuant to which the Securities of such series are issued. In such event, the Company will execute, and, subject to Section 306, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Securities of such series in exchange for such Global Securities. Upon the exchange of the Global Securities for such Securities in definitive registered form without coupons, in authorized denominations, the Trustee shall cancel the Global Securities. Such securities in definitive registered form issued in exchange for the Global Securities pursuant to this Section 312, shall be registered in such names and in such authorized denominations as the Book-Entry Depositary, pursuant to the instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver Securities to the Book-Entry Depositary for delivery to the persons in whose names such Securities are so registered.

(e)    No Security that is not a Global Security may be payable to bearer (except as otherwise provided in an indenture supplemental hereto pursuant to Section 301(xvi)).

(f)    The Holder of a Global Security may grant proxies and otherwise authorize any person, including Participants and Persons that may hold interest through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 313.   Special Transfer Provisions.

(a)    Prior to the expiration of the Resale Restriction Termination Date, a transfer of a Rule 144A Security or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

A transfer of a Rule 144A Security or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 314 hereof from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

(b)    The following provisions shall apply with respect to any proposed transfer of a Regulation S Security prior to the expiration of the Restricted Period:

(i)    a transfer of a Regulation S Security or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such accountant is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)    a transfer of a Regulation S Security or a beneficial interest therein to a Non-U.S. Person shall be made upon, if requested by the Company or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

Prior to or on the expiration of the Restricted Period, beneficial interests in a Regulation S Global Security may only be held through Euroclear or Clearstream (as indirect participants in DTC) or another agent member of Euroclear and Clearstream acting for and on behalf of them, unless exchanged for interests in the Rule 144A Global Security in accordance with the certification requirements hereof. During the Restricted Period, interests in the Regulation S Global Security, if any, may be exchanged for interests in the Rule 144A Global Security or for definitive Securities only in accordance with the certification requirements described in Section 201.

After the expiration of the Restricted Period, interests in the Regulation S Security may be transferred without requiring certification.

(c)    Upon the transfer, exchange or replacement of Securities not bearing a private placement legend, the Security Registrar shall deliver Securities that do not bear a private placement legend. Upon the transfer, exchange or replacement of Securities bearing a private placement legend, the Security Registrar shall deliver only Securities that bear the placement legend unless there is delivered to the Security Registrar an opinion of counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d)    By its acceptance, of any Security bearing a private placement legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the private placement legend and agrees that it will transfer such Security only as provided in this Indenture.

(e)    The Company shall deliver to the Trustee an Officer's Certificate setting forth the dates on which the Restricted Period terminates (the "Resale Restriction Termination Date").

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

(f)    The Trustee:

(i)     shall have no responsibility or obligation to any beneficial owner of a Global Security, a Participant in DTC or other Person with respect to any ownership interest in the Securities, with respect to the accuracy of the records of DTC or its nominee or of any Participant or member thereof or with respect to the delivery to any Participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security in global form shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected and indemnified pursuant to Section 607 in relying upon information furnished by DTC with respect to any beneficial owners, its members and participants; and

(ii)    the Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including without limitation any transfers between or among Participants, members or beneficial owners in any Global Security) other than to required deliver of such certificates and other documentation of evidence as are expressly required by, and to do so if an when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 314.   Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S

[date]

Bankers Trust Company, as Trustee
Four Albany Street
New York, New York, 10006
Attention: Manager, Project Finance

Re:    WPD Holdings UK (the "Company")

[Name of Security] (the "Notes")

Ladies and Gentlemen:

In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

(a)    the offer of the Notes was not made to a person in the United States;

(b)    either at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(d)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,
[Name of Transferor]
By:	_________________________	___________________________
	Authorized Signature	Signature Medallion Guaranteed

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 401.   Satisfaction and Discharge of Indenture

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and rights to receive payments of any principal, premium or interest in respect thereof and any right to receive any Additional Amount as provided in Section 1009), and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(i)    either:

(a)    all Securities theretofore authenticated and delivered (other than (1) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 307 and (2) Securities for whose payment money has theretofore been deposited in trust with the trustee or any paying agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)    all such Securities not theretofore delivered to the Trustee for cancellation:

(1)    have become due and payable,

(2)    will become due and payable at their Stated Maturity within one year,

(3)    are to be called for redemption within one year under arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

(4)    are deemed paid and discharged pursuant to Section 403, as applicable,

and the Company, in the case of (1) or (2) above, has deposited or caused to be deposited with the Trustee as trust funds, in trust for the purpose, an amount of (w) money in the currency or units of currency in which such Securities are payable, (x) U.S. Government Obligations (denominated in the same currency or units of currency in which such Securities are payable) that through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the Stated Maturity or Redemption Date, as the case may be, money in an amount, (y) a combination of money or U.S. Government Obligations as provided in (4) above, in each case, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(ii)    the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(iii)    the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614, and, if money shall have been deposited with the Trustee pursuant to sub-clause (b) of clause (i) of this Section 401 or if money or U.S. Government Obligations shall have been deposited with or received by the Trustee pursuant to Section 403, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.   Application of Trust Money

(a)    Subject to the provisions of the last paragraph of Section 1003, all money or U.S. Government Obligations deposited with the Trustee pursuant to Sections 401 or 403, and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Sections 401 or 403, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, to the Persons entitled thereto, of the principal of (and premium, if any) and interest, if any, on the Securities for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as provided by Sections 401 or 403.

(b)    The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 401 or 403, or the interest and principal received in respect of such obligations, other than any such tax, fee or other charge payable by or on behalf of Holders.

(c)    The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Sections 401 or 403 that, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof that then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money was deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.

(d)    Any monies paid by the Company to the Trustee or any Paying Agent, or held by the Company in trust, for the payment of the principal of or any interest or Additional Amounts on any Securities and remaining unclaimed at the end of two years after such principal, interest or Additional Amounts become due and payable will be repaid to the Company, or released from the trust, upon its written request, and upon such repayment or release all liability of the Company, the Trustee and such Paying Agent with respect thereto will cease.

SECTION 403.   Satisfaction, Discharge and Defeasance of Securities of any Series

The Company, at its option, (i) will be discharged from any and all obligations in respect of the Securities of a series (except, in each case, for the obligations to register the transfer or exchange of the Securities of that series, replace stolen, lost or mutilated Securities of that series, maintain paying agencies, and hold moneys for payment in trust), or (ii) can omit to comply with any term, provision or condition set forth in Sections 1004, 1005 and 1011 with respect to the Securities of any series, provided that the following conditions shall have been satisfied:

(i)    the Company has deposited or caused to be irrevocably deposited (except as provided in Sections 607, 402(c), and the last paragraph of Section 1003) with the Trustee (specifying that each deposit is pursuant to this Section 403) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (i) money, (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount, or (iii) a combination thereof, in each case, sufficient to pay and discharge the principal (and premium, if any) and interest, if any, on the outstanding Securities of such series on the dates such payments are due in accordance with the terms of the Securities of such series (or, if the Company has designated a Redemption Date pursuant to the final sentence of this paragraph, to and including the Redemption Date so designated by the Company); and

(ii)    no Event of Default or event that with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit.

To exercise any such option, the Company is required to deliver to the Trustee (x) an Opinion of Counsel to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge of certain obligations, which in the case of clause (i) above must be based on a change in law or a ruling by the U.S. Internal Revenue Service, and (y) an Officers' Certificate as to compliance with all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Securities of such series. If the Company shall wish to deposit or cause to be deposited money or U.S. Government Obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the outstanding Securities of such series to and including a Redemption Date on which all of the outstanding Securities of such series are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the Trustee give notice of such redemption, in the name and at the expense of the Company, not less than 15 or more than 30 days prior to such Redemption Date in accordance with this Indenture.

ARTICLE V

REMEDIES

SECTION 501.   Events of Default

"Event of Default," wherever used herein with respect to Securities of any series, means any one of the following events:

(i)    default in the payment of any interest or any Additional Amounts upon any Security of that series when it becomes due and payable and continuance of such default for a period of 30 days;

(ii)    default in the payment of the principal of (or premium, if any, on) any Security of that series at Maturity;

(iii)    material default in the performance, or material breach, of any covenant or obligation of the Company in this Indenture (other than a covenant or default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series) and continuance of such material default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

(iv)    if this event shall be made to constitute an Event of Default with respect to the Securities of a particular series, a default in the payment of the principal of any bond, debenture, note or other evidence of indebtedness, in each case for money borrowed by the Company, or in the payment of principal under any mortgage, indenture (including this Indenture) or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, which default for payment of principal is in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 Business Days and the time for payment of such amount has not been expressly extended; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such default or (b) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; and provided, further, that if such default under such indenture or instrument shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reasons thereof shall be deemed likewise to have been remedied, cured or waived without further action upon the part of the Trustee or any of the Holders;

(v)    the failure of the Company generally to pay its debts as they become due, or the admission in writing of its inability to pay its debts generally, or the making of a general assignment for the benefit of its creditors, or the institution of any proceeding by or against the Company (other than any such proceeding brought against the Company that is dismissed within 180 days from the commencement thereof) seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition (in each case, other than a solvent liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition) of it or its debts under any law relating to bankruptcy, insolvency, reorganization, moratorium or relief of debtors, or seeking the entry of an order for relief or appointment of an administrator, receiver, trustee, intervenor or other similar official for it or for any substantial part of its property, or the taking of any action by the Company to authorize any of the actions set forth in this clause (vi); or

(vi)    any other Event of Default provided in the supplemental indenture or provided in or pursuant to the Board Resolution under which such series of Securities is issued or in the form of Security for such series.

SECTION 502.   Acceleration of Maturity; Rescission and Annulment

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

At any time after such declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee as hereinafter in this Article provided, if all Events of Default with respect to Securities of that series have been cured or waived (other than the non-payment of principal of the Securities that has become due solely by reason of such declaration of acceleration) then such declaration of acceleration, and its consequences shall be automatically annulled and rescinded.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

SECTION 503.   Collection of Indebtedness and Suits for Enforcement by Trustee

The Company covenants that if:

(i)    default is made in the payment of any interest on any Security of a series when such interest becomes due and payable and such default continues for a period of 30 days, or

(ii)    default is made in the payment of the principal of (or premium, if any, on) any Security of a series at the Stated Maturity thereof,

the Company will, upon written demand of the Trustee, pay to it, for the benefit of the Holders of such Securities of such series, the whole amount then due and payable on such Securities of such series for principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and any overdue interest, at the rate or rates prescribed therefor in such Securities of such series, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, and its counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the sums so due and unpaid, (ii) may prosecute such proceeding to judgment or final decree, and (iii) may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If any Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, subject, however, to Section 512.

SECTION 504.   Trustee May File Proofs of Claim

In case of the pendency of any receivership, insolvency, liquidation (other than a solvent liquidation), bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and, irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest), shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)    to file and provide a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel) and of the Holders allowed in such judicial proceeding, and

(ii)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or, to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.   Trustee May Enforce Claims Without Possession of Securities

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents, and its counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.   Application of Money Collected

Any money collected by the Trustee pursuant to this Article shall be applied in the following order with respect to the Securities of any series, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: In case the principal and premium, if any, of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest, if any, on the Securities of such a series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee and to the extent permitted by law) upon the overdue installments of interest at the rate prescribed therefor in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal or premium, if any, of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee and to the extent permitted by law) upon overdue installments of interest at the rate prescribed therefor in the Securities of such series; and in case such money shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and any premium and interest, without preference or priority of principal over interest, or of interest over principal or premium, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and any premium and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

SECTION 507.   Limitation on Suits

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)    such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(ii)    the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii)    such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request;

(iv)    the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

(v)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 508.   Unconditional Right of Holders to Receive Principal, Premium and Interest

The Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.   Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Company, the Trustee, and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.   Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.   Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy, or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient by the Trustee or by the Holders, as the case may be.

SECTION 512.   Control by Holders

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(i)    such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)    subject to provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

(iii)    the Trustee shall not determine that the action so directed would be prejudicial to Holders not taking part in such action; and

(iv)    the Trustee has been furnished by such Holders an indemnity or security satisfactory to it against costs, expenses and liabilities which it might incur in connection therewith.

SECTION 513.   Waiver of Past Defaults

Subject to Sections 508 and 902, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default

(i)    in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or

(ii)    in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.   Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant in such suit; provided, however, that the provisions of this Section 514 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security.

ARTICLE VI

THE TRUSTEE

SECTION 601.   Certain Duties and Responsibilities

(a)    Except during the continuance of a default with respect to the Securities of any series;

(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b)    In case a default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Trustee was negligent in ascertaining the pertinent facts;

(ii)    no provision of this Indenture shall require the Trustee to spend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability satisfactory to the Trustee has not been assured to it; and

(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, determined as provided in Section 512, relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602.   Notice of Defaults

Within 90 days after the occurrence of any default hereunder of which a Responsible Officer of the Trustee has actual knowledge with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series or in the payment, if any, of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or a Responsible Officer of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(iv) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 602, the term "default" means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603.   Certain Rights of Trustee

Subject to the provisions of Section 601:

(i)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(iii)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on its part, rely upon an Officers' Certificate;

(iv)    the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(v)    the Trustee shall be under no obligation to expend or risk its own funds or to exercise, at the request or direction of any of the Holders, any of the rights or powers vested in it by this Indenture pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses, and liabilities that might be incurred by it in compliance with such request or direction;

(vi)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document; provided, however, that the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior request and during normal business hours to examine the books, records, and premises of the Company, personally or by agent or attorney; and

(vii)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or though agents or attorneys and shall not be liable for the actions or omissions of such agents appointed and supervised by it with due care.

(viii)    Neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement or in connection therewith except to the extent caused by the Trustee's negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction.

SECTION 604.   Trustee Not Responsible for Recitals or Issuance of Securities

The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or any offering materials related thereto, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities, and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.   May Hold Securities

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.   Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.   Compensation and Reimbursement

(a)    The Company agrees:

(i)    to pay to the Trustee from time to time such compensation as is agreed upon in writing;

(ii)    except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, and its counsel, which compensation, expenses, and disbursements shall be set forth in sufficient written detail to the satisfaction of the Company), except any such expense, disbursement or advance as may be attributable to its or their negligence or bad faith;

(iii)    to indemnify the Trustee, its officers, directors, and employees for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith, or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. Obligations under this Section 607(iii) will survive the satisfaction and discharge of this Indenture pursuant to Section 401 hereof or the earlier resignation or removal of the Trustee; and

(b)     To secure the Company's payment obligations in this Section 607, the Trustee shall have a lien prior to the Securities on all money and property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Securities.

(c)     The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, and the Securities are hereby subordinated to such senior claim. If the Trustee renders services and incurs expenses following an Event of Default under Section 501(vi) hereof, the parties hereto and the Holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

SECTION 608.   Disqualification; Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.   Corporate Trustee Required; Eligibility

There shall at all times be a Trustee hereunder that shall be eligible to act as trustee under the Trust Indenture Act and that shall have a combined capital and surplus of at least $50,000,000. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities that the Trustee may be required under this Indenture to conduct in The City of New York. If the Trustee does not have an office in The City of New York or has not appointed an agent in The City of New York, the Trustee shall be a participant in DTC and FAST distribution systems. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a United States federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.   Resignation and Removal; Appointment of Successor Trustee

(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b)    The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)    The Trustee may be removed at any time with respect to the Securities of any series by an Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d)    If at any time:

(i)    the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act with respect to any series of Securities after written request by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(ii)    the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request by the Company or by any such Holder, or

(iii)    the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

        (e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

        (f)    The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611.   Acceptance of Appointment by Successor

(a)    In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge, and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee; provided that, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer, and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)    In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee, and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; provided that on request of the company or any successor trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)    Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and conforming to such successor Trustee all such rights, powers, and trusts referred to in paragraph (a) or (b) of this Section 611, as the case may be.

(d)    No successor Trustee shall accept its appointment unless, at the time of such acceptance, such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.   Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.   Preferential Collecting of Claims Against Company

(a)    Subject to Subsection (b) of this Section 613, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection (c) of this Section 613, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities, and the holders of other indenture securities, as defined in Subsection (c) of this Section 613:

(i)    an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such three months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (ii) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been applied by or against the Company upon the date of such default; and

(ii)    all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(i)    to retain for its own account (A) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, (B) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (C) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;

(ii)    to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

(iii)    to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section 613, would occur within three months; or

(iv)    to receive payment on any claim referred to in paragraph (ii) or (iii), against the release of any property held as security for such claim as provided in paragraph (ii) or (iii), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (ii), (iii) and (iv), property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to account for the funds and property held in such special account, the proceeds thereof shall be apportioned among the Trustee, the Holders, and the holders of other indenture securities in such manner that the Trustee, the Holders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law or winding up or administration pursuant to the insolvency laws of the United Kingdom, as applicable, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law or winding up or administration pursuant to the insolvency laws of the United Kingdom, as applicable, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law or winding up or administration pursuant to the insolvency laws of the United Kingdom, as applicable, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim.

Any Trustee that has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(i)    the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three months' period; and

(ii)    such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b)    There shall be excluded from the operation of Subsection (a) of this Section 613 a creditor relationship arising from:

(i)    the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(ii)    advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property that shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

(iii)    disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depository, or other similar capacity;

(iv)    an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section 613;

(v)    the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, that is directly or indirectly a creditor of the Company; and

(vi)    the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations that fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section 613.

(c)    For the purposes of this Section 613 only:

(i)    the term "default" means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

(ii)    the term "other indenture securities" means securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) that contains provisions substantially similar to the provisions of this Section 613, and (C) under which a default exists at the time of the apportionment of the funds and property held in such special account;

(iii)    the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

(iv)    the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation that is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and that is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

(v)    the term "Company" means any obligor upon the Securities; and

(vi)    the term "Federal Bankruptcy Act" means the Bankruptcy Code or Title 11 of the United States Code.

SECTION 614.   Authenticating Agents

From time to time the Trustee, with the prior written approval of the Company, may appoint one or more Authenticating Agents with respect to one or more series of Securities with power to act on the Trustee's behalf and subject to its direction in the authentication and delivery of Securities of such series, or in connection with transfers and exchanges under Sections 304, 305, 306 and 1104, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities of such series. For all purposes of this Indenture, the authentication and delivery of Securities by an Authenticating Agent pursuant to this Section 614 shall be deemed to be authentication and delivery of such Securities "by the Trustee." Each such Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 614 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.

Any corporation into which any Authenticating Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation or to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 614, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

An Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in the case at any time any Authenticating Agent shall cease to be eligible under this Section 614, the Trustee may appoint a successor Authenticating Agent with the prior written approval of the Company and shall mail notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as the names and addresses of such Holders appear on the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers, and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 614 as may be agreed in a separate writing among the Company, the Trustee, and such Authenticating Agent, and the Trustee shall be entitled to be reimbursed for such payments pursuant to Section 607.

If an appointment with respect to one or more series of Securities is made pursuant to this Section 614, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the form set forth in Section 205.

SECTION 615.   The Principal Paying Agent, the Paying and Transfer Agent and Transfer Agent

The Principal Paying Agent, the Paying and Transfer Agent and Transfer Agent shall be afforded the same rights, protections, immunities and indemnities as the Trustee is afforded hereto.

ARTICLE VII

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.   Company to Furnish Trustee Names and Addresses of Holders

The Company will furnish or cause to be furnished to the Trustee with respect to the Registered Securities of each series:

(i)    semi-annually, not later than 15 days after each Regular Record Date, or, in the case of any series of Registered Securities on which semi-annual interest is not payable, not more than 15 days after such semi-annual dates as may be specified by the trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or semi-annual date, as the case may be; and

(ii)    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee is the Security Registrar for any series of Registered Securities, no such list shall be required to be furnished with respect to any such series.

SECTION 702.   Preservation of Information; Communications to Holders

(a)    The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)    If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

(i)    afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a); or

(ii)    inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a), a copy of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion.

(c)    Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable, by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703.   Reports by Trustee

(a)    Within 60 days after May 15 of each year, commencing May 15, 2002, the Trustee shall transmit by mail to Holders of Securities a brief report dated as of such May 15 of such year with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

(i)    any change to its eligibility under Section 609 and its qualifications under Section 608;

(ii)    the creation of or any material change to a relationship specified in Section 608;

(iii)    the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) that remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one percent of the principal amount of the Securities outstanding on the date of such report;

(iv)    any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Sections 613(b)(ii), (iii), (iv) or (vi);

(v)    any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(vi)    any additional issue of Securities that the Trustee has not previously reported; and

(vii)    any action taken by the Trustee in the performance of its duties hereunder that it has not previously reported and that in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.

(b)    The Trustee shall transmit by mail to all Holders of Securities a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section 703 (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities outstanding at such time, such report to be transmitted within 90 days after such time.

(c)    A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each U.S. stock exchange upon which any Securities are listed, if any, and with the Company. The Company will notify the Trustee when any Securities are listed on any U.S. stock exchange.

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, SALE OR LEASE

SECTION 801.   Company May Consolidate Etc., Only on Certain Terms

Nothing contained in this Indenture shall prevent the Company from consolidating with or merging into another corporation or conveying, transferring or leasing its properties and assets substantially as an entirety to any Person; provided that (i) the successor entity assumes the Company's applicable obligations on the Securities and (ii) immediately after giving effect to such transaction, no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. In addition, the Company may assign and delegate all of its rights and obligations under this Indenture, the Securities, any supplemental indenture relating to the Securities, the Deposit Agreement and all other documents, agreements, and instruments related thereto to any Person that owns all of the ordinary shares of the Company or to any Person that owns all of the ordinary shares of a Person that owns all of the ordinary shares of the Company, and upon any such Person assuming such rights and obligations, the Company shall be automatically released from such obligations; provided that immediately after giving effect to such transaction no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing.

In the event that any such successor entity is organized under the laws of a country located outside of the United Kingdom and withholding or deduction is required by law for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within such country in which the successor entity is organized or by or within any political subdivision thereof or any authority therein thereof having power to tax, the successor entity shall pay to the relevant Holder of the Global Securities or to the relevant Holders of the definitive Registered Securities, as the case may be, such Additional Amounts, under the same circumstances and subject to the same limitations as are specified for "United Kingdom Taxes," as is set forth under Section 1009 herein, but substituting for the United Kingdom in each place the name of the country under the laws of which such successor entity is organized. In addition, such successor entity shall be entitled to effect optional tax redemptions under the same circumstances and subject to the same limitations as are set forth under Section 1108 herein, but substituting for the United Kingdom in each place the name of the country under the laws of which such successor entity is organized.

SECTION 802.   Successor Corporation to be Substituted

Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 901.   Supplemental Indentures without Consent of Holders

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i)    to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

(ii)    to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(iii)    to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series);

(iv)    to add or to change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to facilitate the issuance of Securities in uncertificated form, or to permit or facilitate the issuance of extendible Securities;

(v)    to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only as to the Securities of any series created by such supplemental indenture and Securities of any series subsequently created to which such change or elimination is made applicable by the subsequent supplemental indenture creating such series;

(vi)    to secure the Securities;

(vii)    to establish the form or terms of Securities of any series as permitted by Sections 201 and 301;

(viii)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b);

(ix)    to provide for any rights of the Holders of Securities of any series to require the repurchase of Securities of such series by the Company;

(x)    to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein to evidence the merger of the Company or the replacement of the Trustee, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not materially and adversely affect the interests of the Holders of Securities of any series; or

(xi)    to modify, alter, amend or supplement this Indenture in any other respect that is not materially adverse to Holders, that does not involve a change described in clauses (i), (ii) or (iii) of Section 902 hereof, and that, in the reasonable judgment of the Trustee, is not to the prejudice of the Trustee, or in order to provide for the duties, responsibilities and compensation of the Trustee as a transfer agent in the event one registered Security of any series is issued in the aggregate principal amount of all outstanding Securities of such series in which Holders will hold an interest.

SECTION 902.   Supplemental Indentures with Consent of Holders

With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series affected by such supplemental indenture (voting as one class), by an Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby;

(i)    change the Stated Maturity of the principal of, or any installment of principal of or interest, if any, on, any Security, or reduce the principal amount thereof or the rate of interest thereon (including Additional Amounts) or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)    reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

(iii)    modify any of the provisions of this Section 902 or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section 902, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(viii).

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect their rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.   Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.   Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.   Conformity with Trust Indenture Act

Every supplemental indenture executed pursuant to this Article shall, if so required by the Trust Indenture Act, conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.   Reference in Securities to Supplemental Indentures

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE X

COVENANTS

SECTION 1001.   Payment of Principal, Premium, if any, and Interest

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest and Additional Amounts, if any, on the Securities of that series in accordance with the terms of the Securities and this Indenture. An installment of principal of or interest on the Securities of a series shall be considered paid on the date it is due if the Trustee or Paying Agent holds at 11:00 a.m., New York City time, on that date money deposited by the Company in immediately available funds and designated for, and sufficient to pay, the installment in full.

Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect relating to payment made or to be made by the Book-Entry Depositary to DTC in respect of the Securities of a series or the Book-Entry Interests. None of the Company, the Trustee, the Book-Entry Depositary or any agent of any of the foregoing will have any responsibility or liability for any aspect relating to payments made or to be made by DTC on account of a Participant's or Indirect Participant's ownership of an interest in the Book-Entry Interest or for maintaining, supervising or reviewing any records relating to a Participant's interests in the Book-Entry Interest.

SECTION 1002.   Maintenance of Office or Agency

The Company will maintain (i) in the Borough of Manhattan, The City of New York, an office or agency where Securities of any series may be presented or surrendered for payment, and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served and if definitive Registered Securities have been issued, an office or agency of a Transfer Agent where securities may be surrendered for registration of transfer or exchange, and (ii) an office or agency of a Paying Agent where the Securities may be paid in Luxembourg so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such exchange so require. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series pursuant to Section 1001 may be presented at the place specified for the purpose pursuant to Section 301, and the Company hereby appoints the Paying Agent as its agent to receive all such presentations, surrenders, notices, and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside of such Place of Payment) where the Securities of one or more series and any appurtenant coupons (subject to Section 1001) may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for any series of Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency. The Company will at all time maintain at least one Paying Agent that is located outside the United Kingdom for each series of Securities.

SECTION 1003.   Money for Securities Payments to Be Held in Trust

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, no later than 10:00 a.m., New York Time, on or prior to each due date of the principal of (and premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:

(i)    hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii)    give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and

(iii)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or by any Paying Agent to the Trustee, the Company or such Paying Agent, as the case may be, shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 1004.   Limitation on Liens

If this covenant shall be made applicable to the Securities of a particular series, the Company shall not issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness of a kind typically traded on a stock exchange, in each case for money borrowed ("Debt"), secured by a Lien upon any property or assets (other than cash) without effectively providing that the outstanding Securities (together with, if the Company so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with such Securities) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured. The foregoing restriction on Liens will not, however, apply to:

(i)    Liens in existence on the date of original issue of such Securities;

(ii)    (A) any Lien created or arising over any property which is acquired, constructed or created by the Company, but only if (1) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof, (2) such Lien is created or arises on or before 90 days after the completion of such acquisition, construction or creation, and (3) such Lien is confined solely to the property so acquired, constructed or created; or (B) any Lien to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the Lien relates to a property (including, without limitation, shares or other rights of ownership in the entity(ies) which own such property or project) involved in such project and acquired by the Company after the date of original issue of the Securities and the recourse of the creditors in respect of such indebtedness is limited to any or all of such project and property (including as aforesaid);

(iii)    any Lien securing amounts not more than 90 days overdue or otherwise being contested in good faith;

(iv)    (A) rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of the Company or in connection with the issuance of letters of credit for the benefit of the Company; (B) any Lien securing indebtedness of the Company for borrowed money incurred in connection with the financing of accounts receivable; (C) any Lien incurred or deposits made in the ordinary course of business, including, but not limited to, (1) any mechanics', materialmens', carriers', workmens', vendors' or other like Liens and (2) any Liens securing amounts in connection with workers' compensation, unemployment insurance, and other types of social security; (D) any Lien upon specific items of inventory or other goods and proceeds of the Company securing obligations of the Company in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods; (E) any Lien incurred or deposits made securing the performance of tenders, bids, leases, trade contracts (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, government contracts, performance bonds, return-of-money bonds, and other obligations of like nature incurred in the ordinary course of business; (F) any Lien created by the Company under or in connection with or arising out of any pooling and settlement agreements or pooling and settlement arrangements of the electricity industry or any transactions or arrangements entered into in connection with hedging or management of risks relating to the electricity industry; (G) any Lien constituted by a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of the hedging or management of risks under transactions involving any currency or interest rate swap, cap or collar arrangements, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind; (H) any Lien arising out of title retention or like provisions in connection with the purchase of goods and equipment in the ordinary course of business; and (I) any Lien securing reimbursement obligations under letters of credit, guaranties and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business;

(v)    Liens in favor of the Company or one of its subsidiaries;

(vi)    (A) Liens on any property or assets acquired from a corporation which is merged with or into the Company, or any Liens on the property or assets of any corporation or other entity existing at the time such corporation or other entity becomes a Subsidiary of the Company and, in either such case, is not created in anticipation of any such transaction (unless such Lien is created to secure or provide for the payment of any part of the purchase price of such corporation); (B) any Lien on any property or assets existing at the time of acquisition thereof and which is not created in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets); and (C) any Lien created or outstanding on or over any asset of any company which becomes a Subsidiary on or after the date of the issuance of such Securities where such Lien is created prior to the date on which such company becomes a Subsidiary;

(vii)    Liens required by any contract or statute in order to permit the Company to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or any other payments by the Company to such governmental unit pursuant to the provisions of any contract or statute; (B) any Lien securing industrial revenue, development or similar bonds issued by or for the benefit of the Company, provided that such industrial revenue, development or similar bonds are non-recourse to the Company; and (C) any Lien securing taxes or assessments or other applicable governmental charges or levies;

(viii)    (A) any Lien which arises pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings and any Lien which secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of such Lien arising pursuant to such legal process is effectively stayed and the claims secured thereby are being contested in good faith and, if appropriate, by appropriate legal proceedings, or any Lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs and/or other expenses; or (B) any Lien arising by operation of law or by order of a court or tribunal or any Lien arising by an agreement of similar effect, including, without limitation, judgment Liens; or

(ix)    any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses, for amounts not exceeding the principal amount of the Debt secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property or assets).

Notwithstanding the foregoing, the Company may create or permit to subsist Liens over any property or assets, so long as the aggregate amount of Debt secured by all such Liens (excluding therefrom the amount of Debt secured by Liens set forth in clauses (i) through (ix), inclusive, above) does not exceed 10% of the Consolidated Net Tangible Assets.

Nothing contained in this Indenture in any way restricts or prevents the Company or any Subsidiary from incurring any indebtedness.

SECTION 1005.   Limitation on Sale and Lease-Back Transactions

If this covenant shall be made applicable to the Securities of a particular series, the Company covenants and agrees that, so long as any Securities of such series remain outstanding, it will not enter into any arrangement with any Person providing for the leasing by the Company of any assets which have been or are to be sold or transferred by the Company to such Person (a "Sale and Lease-Back Transaction") unless:

(i)    such transaction involves a lease for a temporary period not to exceed three years;

(ii)    such transaction is between the Company and a subsidiary or affiliate of the Company;

(iii)    the Company would be entitled to incur indebtedness secured by a Lien on the assets or property involved in such transaction at least equal in amount to the attributable debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Securities, pursuant to the limitation on Liens described above, other than pursuant to the penultimate paragraph thereof;

(iv)    such transaction is entered into within 60 days after the initial acquisition by the Company of the assets or property subject to such transaction;

(v)    after giving effect thereto, the aggregate amount of all attributable debt with respect to all such Sale and Lease-Back Transactions does not exceed 10% of the Consolidated Net Tangible Assets; or

(vi)    the Company, within the 12 months preceding the sale or transfer or the 12 months following the sale or transfer, regardless of whether such sale or transfer may have been made by the Company, applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof, and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair value of the assets so leased at the time of entering into such arrangement (as determined by the Board of Directors of the Company), (A) to the retirement of indebtedness for money borrowed, incurred or assumed by the Company which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring, assuming or guaranteeing such debt, or (B) to investment in any assets of the Company.

SECTION 1006.   Statement by Officers as to Default

The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company a certificate from the principal executive, financial or accounting officer of the Company, stating that in the course of the performance by each signer of his or her duties as an officer of the Company he or she would normally have knowledge of any default by the Company in the performance and observance of any of the covenants contained in this Indenture, stating whether or not he or she has knowledge of any such default without regard to any period of grace of requirement of notice and, if so, specifying each such default of which such signer has knowledge and the nature thereof.

SECTION 1007.   Modification or Waiver of Certain Covenants

The Company may omit in any particular instance to comply with any term, provision or condition set forth in this Indenture with respect to the Securities of a series if, before the time for such compliance, the Holders of a least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either modify the covenant or waive such compliance in such instance or generally waive compliance with such term, provision or condition; provided that no such modification shall, without the consent of each Holder of Securities of such series, (i) change the stated maturity upon which the principal of or the interest on the Securities of such series is due and payable, (ii) reduce the principal amount thereof or the rate of interest thereon, (iii) change any obligation of the Company to pay Additional Amounts with respect to such services, (iv) change any Place of Payment or the currency in which the Securities of such series or any premium or the interest thereon is payable, (v) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of the redemption, on or after the Redemption Date), (vi) reduce the percentage in principal amount of the outstanding Securities of such series, the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture or (vii) reduce the requirements contained in the Indenture for quorum or voting with respect to such series. The Securities owned by the Company or any of its affiliates shall be deemed not to be outstanding for, among other purposes, consenting to any such modification.

SECTION 1008.   Further Assurances

The Company and the Trustee will execute and deliver all such documents, instruments and agreements, and do all such other acts and things as may be reasonably required to enable the Trustee to exercise and enforce its rights under the Indenture and under the documents, instruments and agreements required under the Indenture, and to carry out the intent of the Indenture.

SECTION 1009.   Payment of Additional Amounts

If the Securities of a particular series provide for payment of Additional Amounts, all payments of principal and interest (including payments of discount and premium, if any) in respect of the Securities of such series shall be made free and clear of, and without withholding or deduction for or on account, of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("United Kingdom Taxes"), unless such withholding or deduction is required by law. In that event the Company shall pay to the Holder such additional amounts (the "Additional Amounts") as will result in the payment to such Holder of the amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

(i)    to, or to a Person on behalf of, a Holder who is liable for such United Kingdom Taxes in respect of Securities by reason of such Holder having some connection with the United Kingdom (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the United Kingdom) other than the mere holding of a Security or the receipt of principal and interest (including payments of discount and premium, if any) in respect thereof;

(ii)    to, or to a Person on behalf of, a Holder who presents a Security (where presentation is required) for payment more than 30 days after the Relevant Date, except to the extent that such Holder would have been entitled to such Additional Amounts on presenting such Security for payment on the last day of such period of 30 days;

(iii)    to, or to a Person on behalf of, a Holder who presents a Security (where presentation is required) in the United Kingdom; or

(iv)    to, or to a Person on behalf of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or similar claim for exemption to the relevant tax authority.

Such Additional Amounts will also not be payable where, had the beneficial owner of the Security (or any interest therein) been the Holder of the Security, he or she would not have been entitled to payment of Additional Amounts by reason of any one or more of clauses (i) through (iv) above. If the Company shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company will inform such Holder promptly after making such determination setting forth the reason(s) therefor.

Reference to principal, interest, discount or premium in respect of the Securities shall be deemed also to refer to any Additional Amounts that may be payable as set forth in this Indenture or in the Securities.

At least 10 Business Days prior to the first Interest Payment Date (and at least 10 Business Days prior to each succeeding Interest Payment Date if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate), the Company will furnish to the Trustee and the Paying Agents an Officers' Certificate instructing the Trustee and the Paying Agents whether payments of principal of or interest on the Securities due on such Interest Payment Date shall be without deduction or withholding for or on account of any United Kingdom. If any such deduction or withholding shall be required, prior to such Interest Payment Date, the Company will furnish the Trustee and the Paying Agents with an Officers' Certificate that specifies the amount, if any, required to be withheld on such payment to Holders and certifies that the Company shall pay such withholding or deduction. The Company covenants to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense reasonably incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with actions taken or omitted by the Trustee in reliance on any Officers' Certificate furnished pursuant to this paragraph. Any Officers' Certificate required by this Section 1009 to be provided to the Trustee and any Paying Agent shall be deemed to be duly provided if telecopied to the Trustee and such Paying Agent.

The Company shall furnish to the Trustee the official receipts (or a certified copy of the official receipts) evidencing payment of United Kingdom Taxes. Copies of such receipts shall be made available to the Holders of the Securities upon request.

SECTION 1010.   Copies Available to Holders

Copies of this Indenture shall be available for inspection by the Holders upon receipt of written request on a Business Day during normal business hours at the principal office of the Company and at the Corporate Trust Office. In addition, if the Securities of any series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, copies of this Indenture, the Deposit Agreement, the Letter of Representations, the memorandum and articles of association of the Company, and the most recent publicly available annual report of the Company shall be made available for inspection by the Holders of such Securities upon receipt of written request on a Business Day during normal business hours at the offices of the paying agents and at the office of the listing agent required to be maintained by such exchange for so long as the Securities of such series are Outstanding and are listed on such stock exchange.

SECTION 1011.   Limitation on the Incurrence of Additional Indebtedness by Certain Subsidiaries

If this covenant shall be made applicable to the Securities of a particular series, the Company covenants and agrees that, so long as any Securities of such series remain outstanding, it shall prevent any Subsidiary, whether currently in existence or formed after the date hereof, that is a direct or indirect parent of Southern Investments UK plc, from incurring any indebtedness for borrowed money under any circumstances, excluding any indebtedness that exists as of the date hereof.

ARTICLE XI

REDEMPTION OF SECURITIES

SECTION 1101.   Applicability of Article

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified in or contemplated by Section 301 for Securities of any series) in accordance with this Article XI.

SECTION 1102.   Election to Redeem; Notice to Trustee

The election of the Company to redeem any Securities shall be authorized by a Board of Directors resolution and evidenced by an Officers' Certificate. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 15 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or pursuant to an election by the Company that is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

SECTION 1103.   Selection by Trustee of Securities to Be Redeemed

If less than all the Securities of any series are to be redeemed, the particular securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and that may provide for the selection for redemption of portions equal to the minimum authorized denomination for Securities of that series (or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

Securities shall be excluded from eligibility for selection for redemption if they are identified by certificate number in a written statement signed by an authorized officer of the Company and delivered to the Security Registrar at least 30 days prior to the Redemption Date as being owned of record and beneficially by, and not pledged or hypothecated by either (i) the Company or (ii) an entity specifically identified in such written statement which is an Affiliate of the Company.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104.   Notice of Redemption

Notice of redemption shall be given not less than 15 days nor more than 30 days prior to the Redemption Date to each Holder of Securities to be redeemed.

All notices of redemption shall state:

(i)    the Redemption Date;

(ii)    the Redemption Price;

(iii)    if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(iv)    that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed, and, if applicable, that interest thereon will cease to accrue on and after said date;

(v)    the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

(vi)    that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1105.   Deposit of Redemption Price

On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Principal Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities that are to be redeemed on that date (to the extent that such amounts are not already on deposit at such time in accordance with the provisions of Sections 401, 403 or 1007).

SECTION 1106.   Securities Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, and in the case of Registered Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107.   Securities Redeemed in Part

Any Security (including any Global Security) that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee upon written direction shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the security so surrendered; provided, that if a Global Security is so surrendered, the new Global Security shall be in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered.

SECTION 1108.   Optional Redemption in the Event of Change in United Kingdom Tax Treatment

The Company may, at its option, by giving notice as provided in Section 1104, redeem all, but not less than all, of the Securities of any series, at a price equal to the outstanding principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date, if:

(i)    the Company satisfies the Trustee prior to the giving of a notice that it has or will become obliged to pay Additional Amounts with respect to the Securities of such series as a result of any change in, or amendment to, the laws or regulations of the United Kingdom or any political subdivision or any authority or agency thereof or therein having power to tax or levy duties, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after February 9, 2001; and

(ii)    such obligation cannot be avoided by the Company's taking reasonable measures available to it;

provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of the Company's Securities of such series due.

Prior to the publication of any notice of redemption pursuant to this paragraph, the Company will deliver to the Trustee an Officers' Certificate stating that the obligation referred to in clause (i) above cannot be avoided by the Company's taking reasonable measures available to it, and the Trustee shall accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out in clause (ii) above, in which event it shall be conclusive and binding on the Holders.

ARTICLE XII

SINKING FUNDS

SECTION 1201.   Applicability of Article

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 301 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1202.   Satisfaction of Sinking Fund Payments with Securities

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may, at its option, (i) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 310, (ii) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section 1202, or (iii) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund Redemption Price specified in such Securities.

SECTION 1203.   Redemption of Securities for Sinking Fund

Not less than 30 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying (i) the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, (ii) whether or not the Company intends to exercise its right, if any, to make an optional sinking fund payment with respect to such series on the next ensuing sinking fund payment date and, if so, the amount of such optional sinking fund payment, and (c) the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and will also deliver to the Trustee any Securities to be so delivered. Such written statement shall be irrevocable and, upon its receipt by the Trustee, the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such 30th day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (A) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect therefor, and (B) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section 1203.

Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and shall cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1105, 1106, and 1107.

The Trustee shall not redeem or cause to be redeemed any Security of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a default in payment of interest with respect to Securities of that series or an Event of Default with respect to the Securities of that series, except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article V and be held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 513 or the default or Event of Default cured on or before the 30th day preceding the sinking fund payment date, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section 1203 to the redemption of such Securities.

ARTICLE XIII

MEETINGS OF HOLDERS OF SECURITIES

SECTION 1301.   Purposes of Meetings

A meeting of the Holders may be called at any time, from time to time, pursuant to this Article XIII for any of the following purposes:

(i)    to give any notice to the Company or to the Trustee, or to consent to the waiving of any default hereunder and its consequence, or to take any other action authorized to be taken by Holders pursuant to Article IX hereof;

(ii)    to remove the Trustee and appoint a successor trustee pursuant to Article VI hereof; and

(iii)    to consent to the execution of an supplemental indenture hereto pursuant to Section 902 hereof.

SECTION 1302.   Place of Meetings

(a)    The Trustee may at any time (upon not less than 21 days' notice) call a meeting of Holders to be held at such time and at such place as determined by the Trustee. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to each Holder and published in the manner contemplated by Section 106 hereof.

(b)    In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of the Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first giving of the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders in the amount above specified may determine the time (not less than 21 days after notice is given) and the place for such meeting, and may call such meeting to take any action authorized in Section 1301 hereof by giving notice thereof as provided in Section 1302(a) hereof.

SECTION 1303.   Voting at Meetings

To be entitled to vote at any meeting of Holders, a Person shall be (i) a Holder or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons so entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, and any representatives of the Company and its counsel.

SECTION 1304.   Voting Rights, Conduct and Adjournment

(a)    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to (i) proof of the holding of Securities of a series and of the appointment of proxies (ii) the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates, and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities of a series shall be proved in the manner specified in Article II hereof, and the appointment of any proxy shall be proved in such manner as is deemed appropriate by the Trustee or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker or trust company customarily authorized to certify to the holding of a security such as a Global Security.

(b)    At any meeting of Holders, the representative of Persons holding or representing Securities of a series in an aggregate principal amount sufficient under the appropriate provision of this Indenture to take action upon the business for the transaction of which such meeting was called shall constitute a quorum. Any meetings of Holders duly called pursuant to Section 1302 hereof may be adjourned from time to time by vote of the Holders (or proxies for the Holders) of a majority of the Securities of a series represented at the meeting and entitled to vote, whether or not a quorum shall be present; and the meeting may be held as so adjourned without further notice. No action at a meeting of Holders shall be effective unless approved by Persons holding or representing Securities of a series in the aggregate principal amount required by the provision of this Indenture pursuant to which such action is being taken.

(c)    At any meeting of Holders, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of outstanding Securities of a series held or represented.

SECTION 1305.   Revocation of Consent by Holders

At any time prior to (but not after) the evidencing to the Trustee of the taking of any action at a meeting of Holders by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security, the serial number of which is included in the Securities the Holders of which have consented to such action, may, by filing written notice with the Trustee at its principal corporate trust office and upon proof of holding as provided herein, revoke such consent so far as concerns such Securities. Except as aforesaid, any such consent given by the Holder of any Securities shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Securities and of any Securities issued in exchange therefor, in lieu thereof or upon transfer thereof, irrespective of whether or not any notation in regard thereto is made upon such Securities. Any action taken by the Holders of the percentage in aggregate principal amount of the Holders specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee, and the Holders of all the Securities.

ARTICLE XIV

MISCELLANEOUS

SECTION 1401.   Consent to Jurisdiction; Appointment of Agent to Accept Service of Process

(a)    The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Securities and the Trustee, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Securities may be brought in the Supreme Court of New York, New York County or the United States District Court for the Southern District of New York and any appellate court from either thereof and, until amounts due and to become due in respect of the Securities have been paid, hereby irrevocably consents and submits to the nonexclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets, and revenues.

(b)    The Company has irrevocably designated, appointed, and empowered CT Corporation System, as its designee, appointee, and agent to receive, accept, and acknowledge for and on its behalf, and its properties, assets, and revenues, service of any and all legal process, summons, notices, and documents that may be served in any action, suit or proceeding brought against the Company in any United States or State court. If for any reason such designee, appointee, and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee, and agent in the Borough of Manhattan, The City of New York on the terms and for the purposes of this Section 1401 satisfactory to the Trustee. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices, and documents in any action, suit or proceeding against the Company by serving a copy thereof upon the relevant agent for service of process referred to in this Section 1401 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Company at its address specified in or designated pursuant to this Indenture. The Company agrees that the failure of any such designee, appointee, and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Holders of the Securities and the Trustee, to serve any such legal process, summons, notices, and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the Supreme Court of New York, New York County or the United States District Court for the Southern District of New York and any appellate court from either thereof and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the holder of any Security from U.S. dollars into another currency, the Company has agreed, and each Holder by holding such Security will be deemed to have agreed, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase U.S. dollars with such other currency in The City of New York on the Business Day preceding the day on which final judgment is given.

The obligation of the Company in respect of any sum payable by it to the Holder of a Security shall, notwithstanding any judgment in a currency (the "judgment currency") other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by the Holder of such Security of any sum, adjudged to be so due in the judgment currency, the Holder of such Security may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of U.S. dollars so purchased is less than the sum originally due to the Holder of such Security in the judgment currency (determined in the manner set forth in the preceding paragraph), the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder of such Security against such loss, and if the amount of the U.S. dollars so purchased exceeds the sum originally due to the Holder of such Security, such Holder agrees to remit to the Company such excess; provided that such Holder shall have no obligation to remit any such excess as long as the Company shall have failed to pay such Holder any obligations due and payable under such Security, in which case such excess may be applied to such obligations of the Company under such Security in accordance with the terms thereof.

SECTION 1402.   Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers or directors duly authorized thereto, all as of the day and year first above written.

WPD HOLDINGS UK
	By	____________________________________
Title:
Attest:
____________________________________
BANKERS TRUST COMPANY, as Trustee, Principal Paying Agent, Security Registrar and Transfer Agent
	By	____________________________________
Title:
Attest:
____________________________________
DEUTSCHE BANK LUXEMBOURG S.A., as Paying Agent and Transfer Agent
	By	____________________________________
Title: